Exhibit 99.1

Rodman & Renshaw Annual Global Investment Conference Community & Regional Bank Track September 9-11, 2009

2 Agenda Corporate Overview Operating Strategy Financial Performance Outlook

3 Corporate Profile Yadkin Valley Bank chartered in 1968 Total assets of $2.2 billion; fourth largest community bank based in North Carolina Strong management team with an average of over 30 years of banking experience 42 branches across 15 counties in central and northwestern North Carolina, including three branches in northern South Carolina Wilmington LPO Sidus Financial – mortgage subsidiary Focused on initiating, servicing, and expanding small business relationships

4 Proven Integration Strategy Since 2002, we have successfully integrated the acquisition of: Four banking institutions with total assets of $1.1 billion One mortgage company with operations in 16 states Single bank charter and core processing system, yet retain local brands, which enhances customer and employee loyalty Decisions made locally – each market overseen by a regional president

5 American Community Acquisition On April 17, 2009, we completed the acquisition of American Community Bancshares Added $416 million in loans and $440 million in deposits Expanded our footprint into the higher growth markets of Union/Mecklenburg Counties, two vibrant Charlotte-area communities Significant step towards long term asset growth Added branches in northern South Carolina, which allows us to expand in that state

6 Footprint Expanding in High Growth Markets

7 High Growth Demographics Source: SNL Financial

8 Selected Deposit Market Share Data Rank 6th in Durham County, with 4% of a $3.2 billion deposit market Rank 2nd in Union County, with 14% of a $1.6 billion deposit market Rank 4th in Iredell County, with 11% of a $1.2 billion deposit market Rank 6th in Surry County, with 9% of a $1.2 billion deposit market Source: SNL Financial

9 A Track Record of Solid Growth 5-Year CAGR* Assets 20% Loans 22% Deposits 21% Noninterest Income 29% *As of June 30, 2009

10 We Continue to Outperform Peers Regional YAVY Peers Nonint Inc/Oper Rev* 30% 22% NPLs/Loans 1.82% 2.88% NPAs/Assets 1.84% 2.84% NCO Ratio 0.27% 1.48% Reserves/NPLs 1.27x 0.91x Reserves/Loans 2.62% 1.67% Based on Second Quarter 2009 Data: Source: SNL Financial *Noninterest income as a percentage of net interest income before provision expense plus noninterest income.

11 Asset Quality Consistently Outperforms Peers Source: SNL Financial Regional Peers include commercial banks with total assets between $1 billion and $5 billion based in VA, NC, and SC

12 Asset Quality Consistently Outperforms Peers Source: SNL Financial Regional Peers include commercial banks with total assets between $1 billion and $5 billion based in VA, NC, and SC

13 Strong Reserve Coverage Source: SNL Financial Regional Peers include commercial banks with total assets between $1 billion and $5 billion based in VA, NC, and SC

14 Second Quarter 2009 Financial Highlights Non-interest income increased $2.3 million or 44% compared to 1Q09 Core NIM (excludes FMV adjustments) of 2.90%, up 3 basis points compared to 2.87% in 1Q09. Tier 1, total capital, and leverage ratios of 9.04%, 10.25%, and 8.21%, respectively; tangible equity ratio of 6.27% Loan loss reserves increased to 2.62% of total loans (2.82% of loans HFI), up from 2.27% of total loans (2.62% of loans HFI) at 1Q09 NPLs of 1.82% of total loans, up from 1.28% in 1Q09 NPAs of 1.84% of total assets, up from 1.33% in 1Q09 NCOs of 0.27% of average assets (annualized), down from 0.63% in 1Q09 Net loss of $6.6 million ($7.1 million after preferred dividend) or $0.46 per diluted share

15 A Diverse Loan Portfolio Loan Portfolio*: $1.6 Billion As of June 30, 2009 Average loan yield 2Q09: 5.68% (5.11% excluding FMV adjustment) Variable rate loans account for approximately 32% of loans held for investment Owner-occupied CRE accounts for approximately 44% of CRE loans Residential construction accounts for 37% of construction/land loans or 9% of total loans Reserve coverage of 2.82% of loans held for investment as of 2Q08 *Total loans held for investment (excludes loans held for sale)

16 Asset Quality Remains Strong Total Nonperforming Loans: $32.0 Million NPLs by Loan Type (as a % of total NPLs) as of June 30, 2009: NPLs/total loans were 1.82% at 2Q09, up from 1.28% at 1Q09

17 Strong Core Deposit Base Fuels Loan Growth Total Deposits: $1.8 Billion As of June 30, 2009 Average cost of interest-bearing deposits as of 2Q09: 2.05% (2.51% excluding FMV adjustment) Average cost of borrowings at 2Q09 was 2.05% (1.97% excluding FMV adjustment) Brokered CDs accounted for 11% of total deposits; CDARs represent approximately 47% of total brokered deposits Core deposits represent 69% of total deposits

18 Managing Through the Current Environment Net Interest Margin Core deposits remain a significant source of funding (69% of total deposits) Continued focus on low-cost deposit gathering Asset Quality Continue to add structure and resources to credit administration and review processes Conducted extensive look at real estate portfolio in 2Q09 Examined each loan > $250,000 Risk grades assigned were largely unchanged following regulatory exam Adding Special Assets team in 2H09 to more efficiently work out foreclosed real estate Increased loan loss reserves in 2Q09 – expect NC economic downturn to be deeper and longer than originally anticipated

19 Expectations for the Second Half of 2009 Net interest margin stabilization 3.76% (2.90% excluding FMV adjustments) during 2Q09 Anticipate further reductions in the cost of funds during 2H09 Continued focus on low cost deposit gathering Increased level of net charge-offs as we continue to aggressively work through problem assets Return to our focus on growth by early 2010 Evaluating a number of capital raising options Increase regulatory capital Support growth initiatives Absorb loan losses

20 Long-Term Vision Disciplined expansion in higher growth areas such as Durham, Wake, Union/Mecklenburg Counties and South Carolina through: Attractive acquisition opportunities De novo branching Loan Production Offices We will be highly selective and opportunistic when evaluating expansion opportunities

21 Forward-Looking Statement This presentation contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the 2007 Yadkin Valley Financial Corporation Annual Report filed on Form 10-K with the Securities & Exchange Commission.

22 For Further Information Contact: Edwin Laws, EVP & Chief Financial Officer (336) 526-6312 edwin.laws@yadkinvalleybank.com